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                                                           ENTERPRISE EXHIBIT 23

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements Nos. 33-44581, 33-44582,
33-45491 and 33-4781 of Public Service Enterprise Group Incorporated on Form S-8 and Registration Statement No. 33-49123 of Public Service Enterprise Group Incorporated on Form S-3 of our report dated February 18, 1994, appearing in this Annual Report on Form 10-K of Public Service Enterprise Group Incorporated for the year ended December 31, 1993.

DELOITTE & TOUCHE

Parsippany, New Jersey
February 25, 1994